UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 25, 2005
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 701-8000
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item 1.01     Entry into a Material Definitive Agreement
Item 5.02     Departure of Directors or Principal Officers; Election of Directions; Appointment of Principal Officers
Item 9.01     Financial Statements and Exhibits
Exhibit Index
Signatures

Item 1.01 Entry Into a Material Definitive Agreement

     The description of the material terms of the Term Sheet (the “Term Sheet”), which was fully executed on March 25, 2005 between Atlas Air Worldwide Holdings, Inc. (the “Company”) and Michael L. Barna and which description is included in Item 5.02 hereof, is incorporated by reference in this Item 1.01. The Company will file Mr. Barna's Term Sheet as an exhibit to a periodic report filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Principal Officers; Election of Directions; Appointment of Principal Officers

     On March 29, 2005, the Company announced that, effective April 11, 2005, Michael L. Barna will join the Company and its principal operating subsidiaries, Atlas Air, Inc., and Polar Air Cargo, Inc., as Senior Vice President and Chief Financial Officer of the Company and each such subsidiary.

     Mr. Barna, 44, has served as Partner, Managing Director, and member of the Executive Committee of Trafin Corporation, a finance company specializing in receivables financing and securitization, since 2004. Prior to his tenure at Trafin Corporation, Mr. Barna was employed at GE Capital Corporation for fifteen years. From 2000 to 2003, Mr. Barna served as Executive Vice President of Aviation Services, where he led global strategic planning, operational re-engineering and e-commerce planning. From 1996 to 2000, Mr. Barna served as Managing Director of the Capital Markets Services, developing and managing the execution of global capital markets strategies for GE Capital businesses and leading derivatives strategy for GE Capital/Equity partners. From 1990 to 1996, Mr. Barna served as Vice President and Manager of the Structured Finance Group, where he executed leveraged transactions for industrial industries.

     Pursuant to the Term Sheet, Mr. Barna will receive a base salary of $300,000, subject to annual review. In addition, Mr. Barna will be entitled to receive an annual incentive bonus at a target of 50% of his base salary based on the Company’s financial and Mr. Barna’s individual performance for each fiscal year during his employment. The Company will waive the prorating of Mr. Barna’s 2005 fiscal year bonus.

     As required by the Term Sheet and pursuant to the Company’s 2004 Long Term Incentive and Share Award Plan, Mr. Barna will receive 40,000 non-qualified stock options and 20,000 restricted stock units, vesting in four equal parts on the first four anniversaries of his employment.

     According to the Term Sheet, if the Company terminates Mr. Barna’s employment without Cause or pursuant to a Change of Control (each defined in the Benefits Program for Executive Vice Presidents and Senior Vice Presidents, which is being developed by the Compensation Committee of the Company’s Board of Directors), he is entitled to twelve months base salary, payable in accordance with the Company’s normal payroll schedule. Conversely, if the Company terminates Mr. Barna’s employment for Cause, he will receive only his base salary compensation up to his last day of employment.

     No arrangement or understanding exists between Mr. Barna and any other person pursuant to which Mr. Barna was selected as an officer of the Company.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Barna. Mr. Barna is not a director in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Barna or any member of his immediate family had or will have a direct or indirect material interest.

     On March 29, 2005, the Company issued a press release relating to the above matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Atlas Air Worldwide Holdings, Inc. dated March 29, 2005

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated:	March 31, 2005	By:	/s/ John W. Dietrich

		Name:	John W. Dietrich
		Title:	Senior Vice President, General Counsel
and Chief Human Resources Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release of Atlas Air Worldwide Holdings, Inc. dated March 29, 2005